EXHIBIT 21

LIST OF SUBSIDIARIES OF REGISTRANT

Triple Crown Media, LLC, a Delaware limited liability company

Gray Publishing, LLC, a Delaware limited liability company and a subsidiary of Triple Crown Media, LLC

GrayLink, LLC, a Delaware limited liability company and a subsidiary of Gray Publishing, LLC

Porta-Phone Paging Licensee Corp., a Delaware corporation and a subsidiary of GrayLink, LLC

BR Acquisition Corp., a Georgia corporation and a subsidiary of Triple Crown Media, LLC

BR Holding, Inc., a Georgia corporation and a subsidiary of BR Acquisition Corp.

Host Communications, Inc., a Kentucky corporation and a subsidiary of BR Holding, Inc.

Hoop-It-Up International, Inc. (DE), a Delaware corporation and a subsidiary of

Host Communications, Inc.

USA International, S.A.R.L., a corporation organized under the laws of France and a subsidiary of

Host Communications, Inc.

Capital Sports Properties, Inc., a Delaware corporation and a subsidiary of BR Holding, Inc.

Datasouth Computer Corporation, a Delaware corporation and a subsidiary of BR Holding, Inc.

Pinnacle Sports Productions, LLC, a Nebraska limited liability company and a subsidiary of

Triple Crown Media, Inc.